                                                                     EXHIBIT 3.8

                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                       COOPER-STANDARD AUTOMOTIVE OH, LLC

                                   Dated as of

                                December 31, 2001

                                                                     EXHIBIT 3.8

                              AMENDED AND RESTATED
                             OPERATING AGREEMENT OF
                       COOPER-STANDARD AUTOMOTIVE OH, LLC

                                TABLE OF CONTENTS

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                                                                     EXHIBIT 3.8

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                      OF COOPER-STANDARD AUTOMOTIVE OH, LLC

     This declaration is the Amended and Restated Operating Agreement (the
"Agreement") dated as of December 31, 2001, made by Cooper-Standard Automotive
Inc., the sole member of the limited liability company governed by this
Agreement and successor to Cooper Tire & Rubber Company. This Agreement amends and restates the Operating Agreement of the Company dated as of November 30,
2001. Unless the context otherwise requires, terms that are capitalized and not otherwise defined in context have the meanings set forth or cross referenced in
Article 2 of this Agreement.

                             ARTICLE 1. ORGANIZATION

     1.1 FORMATION OF THE COMPANY; TERM. The Company is a limited liability company under the Act, governed by this Agreement. The Company is an entity separate from its Member, created by the Operating Agreement dated as of
November 30, 2001, governed by this Agreement and the execution and filing with the Secretary of State of Ohio of the Articles of Organization of the Company.
Unless sooner dissolved and liquidated by action of the Member, the Company is to continue in perpetuity.

     1.2 NAME. The name of the Company is:

                      "Cooper-Standard Automotive OH, LLC"

     1.3 PURPOSE OF THE COMPANY; BUSINESS. The purpose of the Company is to carry on any lawful business, purpose or activity permitted by the Ohio Limited
Liability Company Law; and to exercise all powers necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.

     1.4 PRINCIPAL PLACE OF BUSINESS, OFFICE AND AGENT. The principal place of business and mailing address of the Company, and the office where the records required by the Act are kept is 701 Lima Avenue, Findlay, Ohio 45840, or at such other location selected, from time to time, by the Member. The registered office of the Company in Ohio is at the office of the statutory agent of the Company in
Ohio. The statutory agent of the Company in Ohio is CT Corporation System, 1300
East 9th Street, Cleveland, Ohio 44114. The Member may, from time to time, change the statutory agent or the principal place of business of the Company, without reflecting the change in this Agreement.

     1.5 FICTITIOUS BUSINESS NAME STATEMENT; OTHER CERTIFICATES. The Member
will, from time to time, register the Company as a foreign limited liability company and file fictitious or trade name statements or certificates in those jurisdictions and offices that the Member considers necessary or appropriate.
The Company may do business under any fictitious business names approved by the
Member. The Member will, from time to time, file or cause to be filed certificates of amendment, certificates of cancellation, or other certificates as the Member reasonably considers necessary or appropriate under the Act or under the law of any jurisdiction in which the Company is doing business to establish and continue the Company as a limited liability company or to protect the limited liability of the Member.

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                             ARTICLE 2. DEFINITIONS

     ACT means the limited liability company law set forth in Chapter 1705 of the Ohio Revised Code, as amended from time to time. Any reference to the Act automatically includes a reference to any subsequent or successor limited liability company law in Ohio.

     AFFILIATE means, with respect to any person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified person. A Person controls another Person if that
Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the "controlled" Person, whether through ownership of voting securities, by contract, or otherwise.

     AGREEMENT means this Agreement as amended from time to time.

     BANKRUPTCY means, with respect to any Person, that Person's filing a petition or otherwise voluntarily commencing a case, or proceeding, or filing an answer not denying the material allegations of a complaint in any proceeding seeking relief under any federal or state bankruptcy, insolvency, or debtors'
reorganization law; being the voluntary or involuntary subject of an order for relief by any court under any such law; or being adjudicated a "bankrupt,"
"debtor," or "insolvent" under any such law; or there being appointed under any such law a "trustee," "receiver," or "custodian" to manager his, her, or its business or properties; or there being commenced under any such law a case or proceeding proposing such an order for relief, adjudication, or appointment with respect to that Person or his, her, or its business, which proceeding is consented to by that Person or that is not dismissed within ninety days after being commenced.

     COMPANY means Cooper-Standard Automotive OH, LLC.

     FISCAL YEAR means the fiscal year of the Company as determined from time to time, and, initially, means a fiscal year ending on December 31.

     INTEREST means a membership interest in the Company, including any and all benefits to which the Member is entitled under this Agreement and the obligations of the Member under this Agreement.

     PERSON or PERSON means any natural person and any corporation, firm, partnership, trust, estate, limited liability company, or other entity resulting from any form of association.

                      ARTICLE 3. CAPITALIZATION; ECONOMICS

     3.1 CAPITAL. Upon the formation of the Company, the Member contributed to the Company certain operating capital. The Member may, but is not required to, make additional contributions to the capital of the Company. The Company is to finance its operations independently of the Member and without its financial support.

     3.2 CAPITAL ACCOUNTS; ALLOCATIONS. All items of income, gain, loss and deduction will be allocated to the Member. The Company will keep a record of the
Member's contributions

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to the Company, the Company's income, gains, losses and deductions, and its distributions to the Member.

     3.3 INTEREST. Members are not to be paid interest on their capital contribution(s) to the Company.

     3.4 DISTRIBUTIONS. The Company will not make any distribution of cash, except to the extent that the Company then has cash available in excess of the sum of (1) amounts required to pay or make provision for all Company expenses, plus (2) all reserves that the Member considers necessary or appropriate. To the extent that the Member reasonably foresees that the Company will receive cash or other consideration to satisfy liabilities that are not yet due and payable, the
Company is not required to establish reserves or make other provision to satisfy those liabilities before making distributions to the Member.

     3.5 OTHER DISTRIBUTIONS. In addition to distributions under Section 3.5, but subject to the limitations of Section 3.4, prior to the winding-up and liquidation of the Company, the Member may, in its discretion, direct the
Company to make distributions of cash or other property to the Member.

                              ARTICLE 4. MANAGEMENT

     4.1 MANAGEMENT BY THE MEMBERS AND OFFICERS. The Company shall be managed by the Member and by the Officers appointed by the Member with respect to the election, appointment and tenure of the Company's Officers.

     4.2 OFFICERS OF THE COMPANY. (a) The Officers of the Company are:

          President:             Philip G. Weaver
          Secretary:             Richard N. Jacobson
          Treasurer:             Stephen O. Schroeder
          Assistant Treasurer:   Charles F. Nagy

          (b) Each Officer serves until the earlier of his death, resignation or removal. An Officer may be removed at any time by the Member. Any Officer may resign at any time by delivering his written resignation to the Member.

     4.3 DUTIES OF THE OFFICERS. In addition to obligations imposed by other provisions of this Agreement, each Officer will devote to the Company such time as is reasonably necessary and his best efforts to carry out the business of the
Company and to accomplish its purposes.

                               ARTICLE 5. GENERAL

     5.1 TRANSFERS OF INTEREST. The Member will make no sale, exchange, disposition or other transfer of their Interest (or any interest therein) until this Agreement is amended to contemplate ADDITIONAL MEMBERS.

     5.2 DISSOLUTION AND LIQUIDATION. No event that would cause a dissolution of an limited liability company under the Act will cause a dissolution of the
Company. If the Company

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is dissolved, all of its property will automatically (without the need for any further action) become the property of the Member and be distributed to the
Member.

     5.3 WHOLE AGREEMENT. This Agreement is the entire declaration of the Member and will only be amended by a writing that refers to this Agreement.

     5.4 GOVERNING LAW. This agreement is governed by and is to be construed under the laws of Ohio, without giving effect to its rules of conflicts of laws.

     5.5 CONSTRUCTION. The headings contained in this Agreement are for reference purposes only and do not affect the meaning or interpretation of this
Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, include all other genders. Unless otherwise specifically states, references to Sections or articles refer to the
Sections and Articles of this Agreement.

     IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date first above written.

                                        COOPER-STANDARD AUTOMOTIVE INC.

                                        By: /s/ Philip G. Weaver
                                            ------------------------------------
                                            Name: Philip G. Weaver
                                            Title: Vice President